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                   [MCDONALD CARANO WILSON MCCUNE LETTERHEAD]
                         BERGIN FRANKOVICH & HICKS LLP

                                                                     EXHIBIT 5.1

                                                                  REPLY TO: RENO

                                October 18, 2000


Board of Directors
Blue Zone, Inc.
329 Railway Street, 5th Floor
Vancouver, British Columbia
Canada V6A 1A4


Ladies and Gentlemen:

   We have acted as special Nevada counsel on matters of Nevada law to Blue Zone, Inc., a Nevada corporation (the "Company"), in connection with a Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement") relating to (i) the sale by various selling shareholders (the "Selling Shareholders") of the Company as identified in greater detail in the Registration Statement of 705,467 shares (the "Shares") of the common stock, par value $0.001 per share, of the Company; and (ii) the sale by the Selling Shareholders of 3,322,782 shares of common stock which have been reserved for issuance by the Company upon exercise of warrants, as described in greater detail in the Registration Statement (the "Warrant Shares") and upon exercise of the options to purchase common stock, as described in greater detail in the Registration Statement (the "Option Shares"). In our capacity as your special Nevada counsel on matters of Nevada law, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, reservation for issuance, issuance, and sale of the Shares, the Warrant Shares and the Option Shares.

   It is our opinion that (i) the Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable, and (ii) upon exercise of the warrants and the options in accordance with their respective terms, the Warrant Shares and the Option Shares, respectively, will be validly issued, fully paid, and non-assessable.

   Our opinion expressed above is limited to the laws of the State of Nevada.